                                                                   Exhibit 10.8
                            ASSET PURCHASE AGREEMENT


                  AGREEMENT (this "AGREEMENT"), dated as of the 28th day of March, 2000, between TDD, L.L.C. ("BUYER"), a Delaware limited liability company with its principal place of business at 105 Madison Avenue, Floor 15, New York, NY 10016 and American Lawyer Media, Inc., a Delaware corporation with its principal place of business at 345 Park Avenue South, New York, NY 10010 ("MEDIA"), The New York Law Publishing Company, a New York corporation and a wholly-owned subsidiary of Media ("NYLP") and NLP IP Company, a Delaware corporation and a wholly-owned subsidiary of Media ("NLP IP"), a Delaware corporation with its principal place of business 345 Park Avenue South, New York, NY 10010 (together and individually, "SELLER").

                                    RECITALS

                  A. Seller is engaged in the publication of "The Daily Deal" and "Corporate Control Alert" in printed and electronic form (the "BUSINESS").

                  B. Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller, all of the assets, properties, rights and claims of Seller relating, subject to the Assumed Liabilities (as defined below), upon the terms and conditions of this Agreement (the "PURCHASE").

                  NOW, THEREFORE, the parties hereby agree as follows:

1.       SALE OF THE BUSINESS.

         (a) Seller hereby sells, transfers and assigns to Buyer (the "TRANSFER"), and Buyer hereby purchases, acquires and accepts from Seller, in each case free and clear of all Liens (as defined below), all of Seller's right, title and interest in and to all assets, properties, rights and claims of every kind and description, tangible or intangible, vested or unvested, contingent or otherwise of Seller other than the Excluded Assets (as defined below), which are used in connection with or otherwise relate to the Business (the "ASSETS"), including, without limitation:

                  (i) all computer software, hardware and systems that are used primarily in the Business;

                  (ii) the names "The Daily Deal" and "Corporate Control Alert" and any and all other intellectual property of Seller relating to the Business, including, without limitation, the copyrights, trademarks, service marks, trade names, business names, designs, or logos listed on Schedule 3(f) hereto;

                  (iii) any and all Intellectual Property Rights (as defined below), including but not limited to, the names "The Daily Deal" and "Corporate Control Alert";

                  (iv) the e-mail and web-site addresses (including the Uniform Resource Locator www.thedailydeal.com) and toll-free telephone numbers and other identifying addresses and numbers of Seller used in the conduct of the Business;

                  (v) any and all Contracts (as defined below) or other arrangements to which Seller is party in connection with the conduct of the Business, as identified on
                           Schedule 3(g) hereto;


                  (vi) all books and records relating to the assets, properties and rights of Seller relating to the Business;

                  (vii) all market research studies, surveys, reports, analyses and similar information relating to the Business;

                  (viii) all active and inactive customer files and data relating to the Business, including all subscription information;

                  (ix) all sales data, brochures, catalogues, literature, forms, mailing lists, art work, photographs and advertising material, in whatever form or media relating to the Business;

                  (x) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind in favor of Seller or pertaining to, or arising out of, the Assets; and

                  (xi)     the goodwill of the Business.

         (b) If any Assets constituting Contracts or Permits are not by their terms assignable or require the consent of a third party in connection with the sale by Seller, Seller will use reasonable efforts to assist Buyer to obtain such consent promptly. During the period in which the applicable Contract or Permit is not capable of being assigned to Buyer due to the failure to obtain any required consent, Seller will make such arrangements as may be necessary to enable Buyer to receive all the economic benefits under such Contract or Permit accruing on and after the execution of this Agreement.

         (c)      Notwithstanding anything in this Agreement to the contrary,
                  (i) Seller will retain and not transfer to Buyer the assets described in Schedule 1(c)(i) (the "EXCLUDED ASSETS"); and
                  (ii) Buyer will not assume and will be deemed not to have assumed and be responsible for, and Seller will be solely and exclusively liable and responsible for, any Indebtedness (as defined below), obligations, Contracts or liabilities of Seller relating to the Business, including but not limited to, the obligations described in Schedule 1(c)(ii)(a) (the "RETAINED LIABILITIES"), other than the Indebtedness, obligations, Contracts or liabilities listed on Schedule 1(c)(ii)(b) (the "ASSUMED LIABILITIES").

         (d) Notwithstanding anything in this Agreement to the contrary, Buyer will not assume and will be deemed not to have assumed and be responsible for, and Seller will be solely and exclusively liable and responsible for, any debt,

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
                  obligations or liabilities of Seller with respect to (i) any federal, state, local or foreign taxes relating to tax periods (or any portion thereof) ending on or prior to the date hereof, or (ii) any tax liability of Seller arising out of or in connection with the consummation or performance of the transactions contemplated by this Agreement (the "RETAINED TAXES").

         (e)      For purposes of this Agreement,

                  (i) "CONTRACT" means any contract, license, lease (including any lease for real property), commitment, purchase order or any other agreement, whether written or oral, relating to the Business;

                  (ii) "GAAP" means U.S. generally accepted accounting principles, consistently applied.

                  (iii) "INDEBTEDNESS" means with respect to any Person, at any date, without duplication, (A) all obligations of such Person for borrowed money, including, without limitation, all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (B) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (C) all obligations of such Person to pay the deferred purchase price of the property or services, except trade payables incurred in the ordinary course of business, (D) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (E) all capitalized lease obligations as defined in accordance with GAAP, (F) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with GAAP, and (G) all indebtedness of any other Person of the type referred to in clauses (A) to (F) above directly or indirectly guaranteed by such Person or secured by any assets of such Person;

                  (iv) "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how, proprietary computer software, computer databases, Internet addresses or domain names (including any registrations or applications for registration or renewal of any of the foregoing) or any other similar type of proprietary intellectual property right, in each case which is used or held for use or otherwise necessary in connection with the conduct of the Business;

                  (v) "PERMIT" means any governmental or regulatory license, authorization permit, franchise consent or approval which is obtained in connection with the conduct of the Business;

                  (vi) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof;

                  (vii) "TAXES" means (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority in connection with the conduct of the Business, (B) any liability of Seller for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of Seller for payment of such amounts was determined or taken into account with reference to the liability of any other Person, and (C) any liability of Seller for the payment of any amounts as a result of being a party to any tax-sharing agreements in connection with the conduct of the Business or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person; and

                  (viii) "TAXING AUTHORITY" means any Governmental Authority (as defined below) responsible for the imposition of any Tax.

2.       PRICE AND PAYMENT.

         (a) In consideration for the Transfer by Seller to Buyer of the Assets in accordance with this Agreement, Buyer will deliver to Seller consideration in an aggregate amount of $10,000,000.00 (the "CONSIDERATION") to be held by Media on behalf of itself, NYLP, and NLP IP, which will consist of the following:

                  (i) $7,500,000.00, payable by wire transfer to an account designated by Seller (the "CASH COMPONENT"); and

                  (ii) $2,500,000 principal amount of Preferred Units of Buyer, as more particularly set forth in the Limited Liability Company Agreement of Buyer, dated as of March 28, 2000.

                  The parties understand that Media's Capital Account (as defined in the Limited Liability Company Agreement of Buyer, dated as of March 28, 2000) will be determined to be zero on the date hereof.

         (b) As soon as reasonably practicable after the date of this Agreement, Seller will deliver to Buyer the following: (i) assignments of any copyrights related to the Business in form for recording in the United States Copyright Office; (ii) assignments of any trademarks or patents related to the Business in form for recording in the United States Patent and Trademark Office; (iii) a bill of sale

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
                  executed by Seller, in form satisfactory to Buyer; (iv) such duly executed, good and sufficient instruments of conveyance, transfer and assignment, other than a bill of sale, as will be reasonably required by Buyer and its counsel and as will be necessary to convey to Buyer all of Seller's rights, title and interests in and to the Assets (the "OTHER INSTRUMENTS"), if any; and (v) all other documents, instruments and writings necessary to consummate the transaction contemplated hereby or expressly required to be delivered by Seller in accordance with this Agreement.

         (c) As a condition to Seller entering into this Agreement, Buyer will deliver to Seller and the following: (i) the Cash Component, by wire transfer; (ii) a copy of the Limited Liability Company Agreement of Buyer, dated as of March 28, 2000; (iii) a bill of sale executed by Buyer; and (iv) all other documents, instruments and writings (including, if necessary, the Other Instruments) necessary to consummate the transactions contemplated hereby or expressly required to be delivered by Buyer in accordance with this Agreement.

         (d) For purposes of determining Buyer's Tax basis in the Assets and gain or loss recognized by Seller with respect to the sale of the Assets to Buyer, Buyer and Seller will allocate the Consideration among the Assets according to the fair market value thereof and in accordance with Section 1060 of the Code and as otherwise agreed upon by the parties promptly after the execution of this Agreement. The parties will file all Tax returns and related forms (including, without limitation, Form
                  8594) in accordance with the provisions of this Section 2(d) and will not make any inconsistent written statement or take any inconsistent position on any Tax returns, in any refund claim, or during the course of any IRS or other tax audit. Each party will notify the other party if it receives notice that the IRS proposes any allocation that is different from the allocation agreed upon under this Section 2(d).

         (e) On and after the date of this Agreement, Seller will discontinue all use of the names "The Daily Deal" and "Corporate Control Alert" for any services or products.

3. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as follows:

         (a) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate all of the property owned, leased or operated by it in connection with the conduct of the Business and to carry on the operations of the Business as now being conducted.

         (b) Each Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, lease or operated by it in connection with the conduct of the Business or the nature of the business

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
                  conducted by it relating to the Business makes such licensing or qualification necessary.

         (c) Each Seller has all requisite power and authority to execute and deliver this Agreement and those other agreements and instruments required to be executed or delivered under this Agreement, and to perform its obligations hereunder, and this Agreement has been duly executed and delivered by each Seller and constitutes, assuming due authorization, execution and delivery of this Agreement by Buyer, and any other agreements to be executed and delivered by Buyer pursuant hereto, when fully executed and delivered, will constitute, a valid and binding obligation of each Seller enforceable against it in accordance with their terms, except to the extent that enforcement thereof may be subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws now or hereafter affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (d) Neither the execution and delivery by each Seller of this Agreement nor the performance by each Seller of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of any Seller; (ii) result in (with or without the giving of notice or lapse of time or both) a material violation or breach of, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any Indebtedness, license, lease or Contract or similar instrument or obligation to which any Seller, or by which any of the Assets, may be bound; or (iii) violate any order, injunction, decree, statute, rule or regulation of any federal, state, local or foreign governmental entity or municipality or subdivision thereof or court, tribunal, commission, board, bureau, agency or legislative, executive, governmental or regulatory authority or agency (a "GOVERNMENTAL AUTHORITY") to which any Seller or the Business is subject.

         (e) Each Seller owns the Assets and has and will deliver to Buyer, good, valid and marketable title to, all of the Assets, in each case, free and clear of all mortgages, pledges, security interests, liens (including tax liens), charges, options or other encumbrances of any nature whatsoever (collectively, "LIENS").

         (f) Schedule 3(f) contains a complete and accurate list of all of the Intellectual Property Rights of each Seller.

         (g) Schedule 3(g) contains a complete and accurate list of all the Contracts to which Seller is party that provides for aggregate payment to or by Seller of $5,000 or more.

4. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to as follows:

         (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware.


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         (b)      Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and constitutes, assuming due authorization, execution and delivery of this Agreement by Seller and any other agreements to be executed by Seller pursuant hereto, when fully executed and delivered, will constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except to the extent that enforcement thereof may be subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws now or hereafter affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (c) Neither the execution and delivery by Buyer of this nor the performance by Buyer of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Certificate of Formation or Limited Liability Company Agreement of Buyer or (ii) violate any order, injunction, decree, statute, rule or regulation of any Governmental Authority to which Buyer is subject.

5.       INDEMNIFICATION.

         (a) The representations and warranties of the parties contained herein or in any signed writing delivered in connection with this Agreement will survive for a period of 3 years after the execution of this Agreement.

         (b) Seller will indemnify Buyer and its employees, officers, directors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, the "BUYER INDEMNIFIED PARTIES") against and hold them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) (collectively "LOSS") incurred or suffered by any Buyer Indemnified Party arising out of or relating to (i) any breach of any representation, warranty, covenant or other agreement of Seller contained herein, (ii) any Retained Liabilities, (iii) any Retained Taxes or (iv) any alleged, claimed or established negligence or breach of Seller (or any of its affiliates or predecessors or any of the respective officers, directors, agents, consultants or employees of Seller or any of its affiliates or predecessors) with respect to the performance by such parties of services, Contracts, agreements, policies or similar undertakings on or prior to the execution of this Agreement.

         (c) Buyer will indemnify Seller and its employees, officers, directors, agents and representatives, in their respective capacities as such, and the successors, heirs and personal representatives of any of them (collectively, the "SELLER INDEMNIFIED PARTIES") against and hold them harmless from any and all Loss incurred or suffered by any Seller Indemnified Party arising out of or relating to (i) any breach of any representation, warranty, covenant or other agreement of Buyer contained herein or (ii) any Assumed Liabilities.


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
         (d) A Person seeking indemnification pursuant to Sections 5(b) and 5(c) (an "INDEMNIFIED PARTY") with respect to a claim, action or proceeding by a Person who is not a Buyer Indemnified Party or a Seller Indemnified Party will give prompt written notice to the party from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice will not affect the Indemnified Party's rights to indemnification hereunder, unless such failure would prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party will have the right to assume the defense of any such action or proceeding at its expense, provided that
                  (x) in the reasonable judgment of the Indemnified Party, the Indemnifying Party has adequate resources to undertake such defense and satisfy any indemnifiable Loss arising from such action or proceeding and (y) the selection of counsel is approved by the Indemnified Party (which approval will not be unreasonably withheld or delayed). If the Indemnified Party so determines that the Indemnifying Party does not have adequate resources, or the Indemnifying Party does not elect to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 5(d), the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party will have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel will be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict, provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party will be obligated to pay only the fees and expenses associated with one attorney or law firm, as applicable, for the Indemnified Party. An Indemnifying Party will not be liable under Sections 5(b) or 5(c) for any settlement effected without its written consent, which consent will not be unreasonably withheld or delayed, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

6. FURTHER ASSURANCES BY SELLER. Seller will execute such additional documents as Buyer may reasonably request to vest or confirm the vesting in Buyer of all of the Assets and title thereto.

7. AMENDMENT. This Agreement may be amended only by an instrument in writing signed by Seller and Buyer.


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
8. FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this will be paid by the party incurring such fees or expenses, whether or not the transactions contemplated hereby are consummated.

9. SELLER'S KNOWLEDGE. All references to the "Seller's knowledge" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the officers or directors of Seller.

10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law rules, principles or provisions of such state or of any other state. The sole jurisdiction and venue for any litigation arising out of this Agreement will be an appropriate federal or district court located in the State of New York, and each party hereby consents to such jurisdiction. Each party agrees not to raise and waives any objection to or defense based on the venue of any such court or forum non conveniens.

11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. SECTION HEADINGS. Section headings are for convenient reference only and will not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

13. ENTIRE AGREEMENT. This Agreement, together with any other documents referred to herein or delivered pursuant hereto that form a part hereof, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or either of them with respect to the subject matter hereof.

14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

15. EFFECTIVE TIME. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will be deemed to be effective for all accounting, tax and other purposes as of 12:00 a.m. on April 1, 2000 (such date and time, the "EFFECTIVE TIME").


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
                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the 28th day of March, 2000.

                                AMERICAN LAWYER MEDIA, INC.


                                By:
                                      --------------------------------------
                                      Name:
                                      Title:



                                THE NEW YORK LAW PUBLISHING COMPANY


                                By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                NLP IP COMPANY


                                By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                TDD, L.L.C.


                                By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                SCHEDULE 1(c)(i)

                                 EXCLUDED ASSETS

1. Accounts receivable (including billed and unbilled) of Seller from the conduct of the Business.



                                       11
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                              SCHEDULE 1(c)(ii)(a)

                              RETAINED LIABILITIES

1.       Accounts payable and accrued expenses arising prior to the Effective
         Time.


                                       12
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                              SCHEDULE 1(c)(ii)(b)

                               ASSUMED LIABILITIES

1.       All liabilities arising at or after the Effective Time.

                                  SCHEDULE 3(f)

                          INTELLECTUAL PROPERTY RIGHTS

         (a)      Federal Trademark Registrations



MARK                             REGISTRATION #       REGISTRATION DATE  CLASS
- ----                             --------------       -----------------  -----
Corporate Control Alert          1,349,248            7/16/85            16

         (b)      Federal Pending Applications

          MARK               SERIAL #
          ----               --------
     The Daily Deal         75/667,660
      Post Mortem           75/883,646
       Deal Diary           75/882,416
   Suits and Ladders        75/883,648
       Scoreboard           75/822,266

         (c)      Copyright


Copyright in and to each of the following publications:

Corporate Control Alert
The Daily Deal


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                                  SCHEDULE 3(g)

                                    CONTRACTS

1. E-mail Services Agreement between American Lawyer Media, Inc. ("ALM") and Exactis.com (unsigned and undated).

2. Reuters Services Contract between ALM and Reuters NewMedia, Inc. dated December 21, 1999.

3. Master Service Agreement between ALM and Focal Communications Corporation of New York dated July 8, 1999.

4. Subscription Agreement between ALM and Dow Jones & Company dated as of August 18, 1999.

5. Bridge Agreement between ALM and Bridge Information Systems America, Inc. dated October 28, 1999, as amended.



                                       15